UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
December 14, 2004

BIOSANTE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

(847) 478-0500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02    Termination of a Material Definitive Agreement

On December 14, 2004, the Board of Directors of BioSante Pharmaceuticals, Inc. terminated BioSante's Deferred Compensation Plan, which permitted BioSante's executive officers to defer the receipt of the stock portion of their annual bonus and BioSante's non-employee directors to defer the receipt of their annual stock retainer and stock compensation for attending board and committee meetings. A decision was made to terminate the plan primarily as a result of the American Jobs Creation Act of 2004, which significantly affects the design, operation and taxation of many nonqualified deferred compensation arrangements, including BioSante’s plan. No BioSante executive officer or non-employee director had elected under the plan to defer any stock compensation received. BioSante’s Board of Directors has not yet made any decision regarding whether to replace the plan with a new nonqualified deferred compensation plan intended to comply with the new legislation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

By: /s/ Phillip B. Donenberg
Phillip B. Donenberg
Chief Financial Officer, Treasurer and Secretary
Dated:  December 16, 2004